UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NGM Biopharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2023

This supplement provides updated and supplemental information with respect to the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of NGM Biopharmaceuticals, Inc., a Delaware corporation, referred to as the “Company” or “NGM.” The meeting will be held virtually on Wednesday, May 10, 2023 at 7:30 a.m. Pacific Daylight Time. This year’s Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/NGM2023. You will not be able to attend the Annual Meeting in person. This updated and supplemental information should be read in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting made available on or about March 29, 2023.
Dear Stockholder:
On April 3, 2023, Jin-Long Chen, Ph.D. resigned as Chief Scientific Officer of the Company, and as a member of NGM’s Board of Directors (the “Board”), in each case effective as of April 4, 2023. The Board has accepted Dr. Chen’s resignation and is grateful for his many contributions to the Company that he founded in 2008.
As a Class II director, Dr. Chen was not a nominee standing for re-election to the Board at the Annual Meeting. The Board intends to make a determination regarding the Class II director vacancy resulting from Dr. Chen’s resignation in due course.
Following Dr. Chen’s resignation, our Board has seven members, as follows: Class I directors: Shelly D. Guyer, Carole Ho, M.D. and William J. Rieflin, whose terms will expire at the Annual Meeting and each of whom was nominated for re-election by our Board at the Annual Meeting; Class II director: Roger M. Perlmutter, M.D., Ph.D., whose term will expire at the annual meeting of stockholders to be held in 2024; and Class III directors: David V. Goeddel, Ph.D., Suzanne Sawochka Hooper and David J. Woodhouse, Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2025. Our three current Class I director nominees – Ms. Guyer, Dr. Ho and Mr. Rieflin, – will continue to stand for re-election at the Annual Meeting.
If you have already voted your shares by proxy, your shares will be voted as specified in your prior proxy vote with respect to the nominees for re-election as Class I directors, unless you choose to revoke or change your proxy using the methods described in the Proxy Statement.
If you have not already voted your shares, you may do so by returning your proxy card or voting instruction form, to the extent you received hard copies of the proxy materials, or by voting over the telephone or through the internet, and your vote with respect to nominees for re-election as Class I directors will be counted accordingly.
The Board continues to recommend that you vote “FOR” the election to the Board of each of the Class I director nominees named above.
We urge stockholders to vote and submit proxies in advance of the meeting by one of the methods described in the Proxy Statement and related notice for the Annual Meeting. Stockholders who have sent in proxies or voted via telephone or Internet do not need to take any further action unless they would like to revoke or change their vote.

Yours truly,

/s/ Valerie Pierce
Valerie Pierce
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
South San Francisco, California

April 7, 2023